SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                    _________



Date of Report (Date of earliest event reported)          June 19, 1997
                                                 -------------------------------


                               T/F PURIFINER, INC.
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             (Exact name of registrant as specified in its charter)


        DELAWARE                    0-29192                 14-1708544
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(State or other jurisdiction      (Commission            (I.R.S. Employer
      of incorporation)           File Number)           Identification No.)


3020 High Ridge Road, Suite 100, Boynton Beach, Florida        33426
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:    (561) 547-9499
                                                    ----------------------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)




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ITEM 5 - OTHER EVENTS

Securities Purchase by Quantum Industrial Partners.
---------------------------------------------------

      On June 19, 1997, the Company entered into a Securities Purchase Agreement with Quantum Industrial Partners, LDC ("QIP") and certain stockholders of the Company, including current members of management. In accordance with such agreement, the Company received a $2,000,000 short-term bridge loan from QIP payable December 19, 1997 or prior thereto upon completion of any public offering of the Company's securities. Pursuant to the terms of the Agreement, QIP also received a Common Stock Purchase Warrant to acquire up to an additional 500,000 shares of the Company's Common Stock exercisable at $2.75 per share on or prior to December 31, 2000. The Company also agreed to register securities of QIP under certain conditions.

      In connection with the Agreement, QIP acquired 285,000 shares of Common Stock from the Taylor family interests, who are members of the family of the late Williard Taylor, who was a founder of the Company. In addition, QIP also acquired an aggregate of 785,000 shares of Common Stock of the Company from the Ford family interests, including present members of management, Richard C. Ford and Richard J. Ford.

      The Company also announced that Richard C. Ford would retire as the Company's Chief Executive Officer but would remain as a Director of the Company. Mr. Keith T. J. Hart, currently the President and Chief Operating Officer of the Company, was chosen to succeed Mr. Ford as the Company's Chief Executive Officer. Mr. Richard J. Ford, the son of Mr. Richard C. Ford, and Byron LeFebvre resigned as Directors of the Company.

Legal Proceedings
-----------------

      On June 24, 1997, Searcy, Denny, Scarola, Barnhart & Shipley, P.A. ("Plaintiff") filed an action in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida, (Case No. 97-001920-AI) against T/F Systems, Inc., T/F Purifiner, Inc., Controlled Fuel Systems, Inc. and Richard C. Ford ("Defendants") for unpaid legal fees and costs of approximately $313,000 plus interest and attorney's fees.

      As previously reported in the Company's periodic reports, the Plaintiff was engaged by T/F Systems, Inc., ("TFS") in late 1990 and early 1991 to represent it in obtaining the manufacturing and marketing rights to the Purifiner and to perform other general matters for TFS. The Plaintiff was ultimately successful in assisting TFS in obtaining such rights. In September 1991, TFS agreed to grant the exclusive marketing rights for the Purifiner to the Company in return for the Company assuming all distribution and other costs related thereto. On December 31, 1995, the Company purchased the operating assets, including the manufacturing rights, and assumed certain operating liabilities from TFS in exchange for any of its claims it may have had relating to a $12 million judgment TFS had obtained. The Company did not assume any of



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the obligations relating to these unpaid legal fees which remained an obligation of TFS. Pursuant to this asset purchase agreement between TFS and the Company, TFS agreed to indemnify the Company against all claims asserted against the Company related to these unpaid legal fees. TFS is currently inactive and does not have any significant assets other than its claim against the original defendants from which the $12 million judgment was obtained, which is currently on appeal.

      The Company believes the Plaintiff withheld seeking payment of its fees and costs in anticipation of the release of a supersedeas bond related to the $12 million judgment which would have provided the funds to pay its fees, as well as for other reasons unrelated to the Company, but involving Mr. Ford individually, and Controlled Fuel Systems, Inc. On February 26, 1997, the appellant court which ultimately controlled the supersedeas bond ruled against TFS and accordingly, such funds were no longer available to the Plaintiff, and the $12 million judgment was reversed.

      The Company intends to vigorously defend this action based on these circumstances.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)   Exhibit:

         (A) Securities Purchase Agreement and Exhibits thereto (Exhibit 10.15).





























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                                    SIGNATURE


      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    T/F PURIFINER, INC.


                                    By: /s/ Keith T.J. Hart
                                       ----------------------------------
                                            Keith T.J. Hart, President


July 1, 1997
































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